UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2014

MAGYAR BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware                                                                                                0-51726                                                                                             20-4154978
(State or Other Jurisdiction)                                                                        (Commission File No.)                                                (I.R.S. Employer of Incorporation) Identification No.)

400 Somerset Street, New Brunswick, New Jersey                                                                                                                                 08901
(Address of Principal Executive Offices)                                                                                                                                            (Zip Code)

Registrant's telephone number, including area code:    (732) 342-7600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

The 2014 Annual Meeting of Stockholders of Magyar Bancorp, Inc. (the “Company”) was held on February 13, 2014 (the “Annual Meeting”).  The matters considered and voted on by the Company’s shareholders at the Annual Meeting and the vote of the shareholders was as follows:

Matter 1. The election of Joseph J. Lukacs, Jr., D.M.D., Salvatore J. Romano, Ph.D., and Edward C. Stokes, III as directors of the Company, each to serve a three-year term and until his successor is elected and qualified.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Joseph J. Lukacs, Jr., D.M.D.	4,112,613	730,195	645,838
Salvatore J. Romano, Ph.D	4,114,268	728,540	645,838
Edward C. Stokes, III	3,990,932	851,876	645,838

Matter 2

The ratification of the appointment of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

Shares Voted For	Shares Voted Against	Abstentions	Broker non-votes
5,437,871	29,073	21,702	—

Item 9.01                      Financial Statements and Exhibits

(a)                      Financial Statements of businesses acquired.  Not Applicable.

(b)                      Pro forma financial information.  Not Applicable.

(c)                      Shell Company Transactions. Not Applicable

(d)                       Exhibits.                      None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                      MAGYAR BANCORP, INC.

DATE: February 14, 2014                                                      By:_/s/ John S. Fitzgerald______
            John S. Fitzgerald
          President and Chief Executive Officer